Q2 2018 EARNINGS CONFERENCE CALL MICHAEL HAYFORD, PRESIDENT & CEO BOB FISHMAN, CFO July 26, 2018

NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this conference call and in these materials contain forward- looking statements. Statements that describe or relate to NCR's plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in these materials include statements about NCR’s revised full year 2018 financial guidance and the expected type and magnitude of the non- operational adjustments included in any forward-looking non-GAAP measures; NCR's manufacturing network redesign; NCR's cloud revenue momentum; NCR's Mission One (M1) Services initiative and its expected benefits on NCR's services margin profile; expectations regarding ATM orders driving revenue in the back half of the year; NCR's expected areas of focus to drive growth and create long-term shareholder value; targeted mergers and acquisitions, expectations for accelerating recurring revenue; and NCR's expected free cash flow generation and capital allocation strategy. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a "Risk Factors" of NCR's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2018, and those factors detailed from time to time in NCR's other SEC reports. These materials are dated July 26, 2018, and NCR does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this conference call and in these materials will include or make reference to certain "non-GAAP" measures, including: selected measures, such as period-over-period revenue growth, expressed on a constant currency basis, gross margin rate (non-GAAP), diluted earnings per share (non-GAAP), free cash flow (FCF), gross margin (non-GAAP), free cash flow as a percentage of non-GAAP net income (or free cash flow conversion rate), net debt, adjusted EBITDA, the ratio of net debt to adjusted EBITDA, operating expenses (non-GAAP), operating income (non-GAAP), interest and other expense (non-GAAP), income tax expense (non-GAAP), effective income tax rate (non-GAAP), and net income (non-GAAP). These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non- GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures, are included in the accompanying "Supplementary Materials" and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials, (i) the term "recurring revenue" means the sum of cloud, hardware maintenance and software maintenance revenue, (ii) the term “net annual contract value” or “net ACV” for any particular period means NCR’s net bookings for cloud revenue during the period, and is calculated as twelve months of expected subscription revenues under new cloud contracts during such period less twelve months of subscription revenues under cloud contracts that expired or were terminated during such period, adjusted for twelve months of expected pricing discounts or price increases from renewals of existing contracts, and (iii) the term "CC" means constant currency. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. 2

EARLY OBSERVATIONS VALUE of the NCR Brand Important CUSTOMER RELATIONSHIPS all over the world Well ESTABLISHED global sales distribution network Dedicated EMPLOYEES that enable NCR to succeed 3

TOP PRIORITIES Take CARE of our INNOVATE STREAMLINE Accelerate customers & bring high the GROWTH quality solutions business to market faster Create long-term shareholder value • Maintain focus on cost efficiencies • Reallocate cash investments to highest growth opportunities • Drive higher recurring revenue and better predictability • Grow free cash flow, share repurchase and targeted product M&A and selected partnerships • Investor Day November 7th 4

Q2 2018 FINANCIAL RESULTS Non-GAAP Gross Revenue Margin Rate FX FX Benefit Benefit $17 million 30 bps $1.59 $1.54 29.9% 29.2% billion billion Q2 2017 Q2 2018 Q2 2017 Q2 2018 Revenue down 4% as reported and down 5% CC; Non-GAAP gross margin rate down 70 bps as Recurring revenue up 4%, 48% of total revenue reported and down 100 bps CC Non-GAAP Diluted EPS Free Cash Flow FX Benefit $0.02 $27 $0.80 $0.65 $18 million million Q2 2017 Q2 2018 Q2 2017 Q2 2018 Non-GAAP Diluted EPS down 19% Free Cash Flow up due to as reported and 20% CC working capital improvements 5

Q2 2018 SEGMENT RESULTS Software Revenue Services Revenue Hardware Revenue Down Up 4% Up 1% $610 16% $588 million $541 $464 $470 million million $457 million million million Q2 2017 Q2 2018 Q2 2017 Q2 2018 Q2 2017 Q2 2018 Software Gross Margin Services Gross Margin Hardware Gross Margin Up 70 Down 48.9% Down 47.4% 150 bps bps 400 bps 25.9% 25.2% 18.9% 14.9% Q2 2017 Q2 2018 Q2 2017 Q2 2018 Q2 2017 Q2 2018 6

SOFTWARE Q2 2018 Update % Change Q2 2018 Q2 2017 % Change Constant Currency Software License $68 $77 (12)% (13)% Attached License 23 27 (15)% (17)% Unattached License 45 50 (10)% (10)% Software Maintenance 93 91 2% 1% Cloud 155 145 7% 7% Professional Services 154 151 2% —% Software Revenue $470 $464 1% —% Software Gross Margin $223 $227 (2)% (3)% Software Gross Margin Rate 47.4% 48.9% (150) bps (150) bps Operating Income $115 $127 (9)% (10)% Operating Income as a % of Revenue 24.5% 27.4% (290) bps (280) bps KEY HIGHLIGHTS $ in millions • Cloud revenue up 7%; Net ACV of $14M indicating continued growth • Software License down 12% primarily due to lower hardware sales and unattached software licenses • Operating income down driven by lower Software License revenue and continued investment partially offset by Cloud and Software Maintenance margin expansion. 7

SERVICES Q2 2018 Update % Change Q2 2018 Q2 2017 % Change Constant Currency Services Revenue $610 $588 4% 3% Services Gross Margin $158 $148 7% 7% Services Gross Margin Rate 25.9% 25.2% +70 bps +100 bps Operating Income $77 $74 4% 7% Operating Income as a % of Revenue 12.6% 12.6% — bps +40 bps $ in millions KEY HIGHLIGHTS • Increase in revenue driven by hardware maintenance and implementation services as a result of continued momentum in managed service offerings and channel transformation trends. • Increased wallet share from the current install base driven by improved customer satisfaction • Operating income increased due to sustainable improvements achieved through Mission One (M1) initiative offset by continued investment • M1 initiative is a performance and profit improvement program focused on transforming NCR’s services margin profile through: 1) Productivity and efficiency improvements; 2) Remote diagnostics and repair; 3) Product life- cycle management; and 4) A higher mix of managed services 8

HARDWARE Q2 2018 Update % Change Q2 2018 Q2 2017 % Change Constant Currency ATMs $180 $227 (21)% (22)% Self-Checkout (SCO) 99 96 3% 3% Point-of-Sale (POS) 178 213 (16)% (18)% Interactive Printer Solutions (IPS) — 5 (100)% (100)% Hardware Revenue $457 $541 (16)% (17)% Hardware Gross Margin $68 $102 (33)% (37)% Hardware Gross Margin Rate 14.9% 18.9% (400) bps (500) bps Operating Income ($27) $11 (345)% (264)% Operating Income as a % of Revenue (5.9%) 2.0% (790) bps (890) bps $ in millions KEY HIGHLIGHTS • ATM revenue down due to supply constraints related to higher demand for new products; ATM orders increased for the second consecutive quarter, which is expected to drive improved revenue performance in the back half of the year • SCO revenue up due to timing of customer roll-outs • POS revenues down compared to growth of 18% in the prior year which benefited from several large customer roll-outs • Operating income decreased due to lower Hardware revenue and unfavorable product mix • Manufacturing network redesign progressing as planned 9

FREE CASH FLOW, NET DEBT & EBITDA Free Cash Flow Q2 2018 Q2 2017 YTD 2018 YTD 2017 Cash Provided by Operating Activities $119 $95 $95 $134 Total capital expenditures (1) (85) (75) (156) (127) Cash used in Discontinued Operations (7) (2) (11) (5) Free Cash Flow $27 $18 ($72) $2 $ in millions (1) Capital expenditures in Q2 2018 and Q2 2017 included $22 million and $16 million, respectively related to our new world headquarters. Cash provided by Operating Activities in Q2 2018 and Q2 2017 included $14 million and $22 million, respectively, of reimbursement from the landlord. Net Debt & EBITDA Q2 2018 Q2 2017 Debt $3,112 $3,282 Cash (343) (377) Net Debt $2,769 $2,905 Adjusted EBITDA (2) $1,073 $1,111 Net Debt / Adjusted EBITDA 2.6x 2.6x $ in millions (2) Adjusted EBITDA for the trailing twelve-month period 10

2018 GUIDANCE Previous FY 2018 Guidance Current FY 2018 Guidance Revenue Growth 0% - 3% (1)% - (3)% GAAP Diluted EPS (1) $2.08 - $2.48 $0.07- $0.65 Non-GAAP Diluted EPS $3.30 - $3.45 $2.55- $2.75 $300 - $350 million Free Cash Flow ~90% Conversion Rate ~ 80 - 90% Conversion Rate (1) The current year 2018 GAAP diluted EPS guidance includes $183 million, or $1.16 per share, of asset impairment charges for goodwill and other long-lived assets related to the Hardware segment. Additionally, the restructuring and transformation charge included in our current year 2018 GAAP diluted EPS guidance has not changed. For all other GAAP to non-GAAP adjustments, refer to the reconciliations included in the supplemental materials. 11

LOOKING FORWARD Accelerate growth; Primarily recurring revenue Improve the quality and delivery of our products and services Focus on customer satisfaction Act with a sense of urgency Drive free cash flow and invest in projects that generate the highest long term return on capital 12

SUPPLEMENTARY MATERIALS 13

Q2 2018 GAAP RESULTS % Change As Q2 2018 Q2 2017 Reported Revenue $1,537 $1,593 (4)% Gross Margin 403 461 (13)% Gross Margin Rate 26.2% 28.9% Operating Expenses 509 286 78% % of Revenue 33.1% 18.0% Operating (Loss) Income (1) (106) 175 (161)% % of Revenue (6.9)% 11.0% Interest and other expense (50) (45) 11% Income Tax (Benefit) Expense (12) 33 (136)% Effective Income Tax Rate 8% 25% Net (Loss) Income ($143) $97 (247)% Diluted EPS ($1.31) $0.64 (305)% in millions, except per share amounts (1) Q2 2018 results included $183 million of pre-tax asset impairment charges related to goodwill and other long-lived assets associated with the Hardware segment and $66 million of costs incurred related to the restructuring and transformation initiatives. 14

Q2 2018 OPERATIONAL RESULTS % Change % Change As Constant Q2 2018 Q2 2017 Reported Currency Revenue $1,537 $1,593 (4)% (5)% (1) Gross Margin (non-GAAP) 449 477 (6)% (8)% Gross Margin Rate (non-GAAP) 29.2% 29.9% (70) bps (100) bps Operating Expenses (non-GAAP) 284 265 7% 6% % of Revenue 18.5% 16.6% Operating Income (non-GAAP) 165 212 (22)% (24)% % of Revenue 10.7% 13.3% (260) bps (270) bps Interest and other expense (non-GAAP) (50) (45) 11% 8% Income Tax Expense (non-GAAP) 18 45 (60)% Effective Income Tax Rate (non-GAAP) 16% 27% Net Income (non-GAAP) $97 $122 (20)% (22)% Diluted EPS (non-GAAP) (2) $0.65 $0.80 (19)% (20)% in millions, except per share amounts (1) The impact of foreign currency was $17 million favorable in Q2 2018. (2) Q2 2018 includes $0.02 of foreign currency benefit on EPS. Diluted share count of 149.2 million in Q2 2018 and 152.7 million in Q2 2017. 15

NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Operating Income (non-GAAP), Diluted EPS (non-GAAP), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Interest and Other expense (non-GAAP), Effective Income Tax Rate (non-GAAP), Net Income (non-GAAP), Operating Expenses (non-GAAP) and Income Tax Expense (non-GAAP). NCR’s operating income (non-GAAP), diluted earnings per share (non-GAAP), gross margin (non- GAAP), gross margin rate (non-GAAP), interest and other expense (non-GAAP), effective income tax rate (non-GAAP), and net income (non-GAAP), operating expenses (non-GAAP) and income tax expense (non-GAAP) are determined by excluding pension mark-to- market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, from NCR's GAAP income (loss) from operations, earnings per share, gross margin, gross margin rate, interest and other expense, effective income tax rate, net income, operating expenses and income tax expense, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses operating income (non-GAAP) and non-GAAP diluted EPS, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results. Free Cash Flow and Free Cash Flow as a Percentage of Non-GAAP Net Income (or Free Cash Flow Conversion Rate). NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. NCR also describes free cash flow as a percentage of non-GAAP net income (or free cash flow conversion rate), which is calculated as free cash flow divided by non- GAAP net income. NCR’s management targets an annual free cash flow conversion rate at or above the range described in these materials because management believes that a conversion rate at or above that range represents the efficient conversion of non- GAAP net income to free cash flow for its business. Free cash flow and free cash flow conversion rate do not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definition of these measures. 16

NON-GAAP MEASURES Constant Currency. NCR presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR’s management believes that presentation of financial measures without these results is more representative of the company's period- over-period operating performance, and provides additional insight into historical and/or future performance, which may be helpful for investors.which the company is able to convert its non-GAAP net income to cash. Net Debt and Adjusted EBITDA. NCR believes that Net Debt provides useful information to investors because NCR’s management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor NCR’s Net Debt as part of their assessments of NCR’s business. NCR determines Net Debt based on its total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt. NCR believes that Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines Adjusted EBITDA for a given period based on its GAAP income (loss) from continuing operations plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension expense (benefit); and plus special items. NCR believes that its ratio of net debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. NCR believes that its ratio of Net Debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. In addition, the Net Debt to Adjusted EBITDA ratio is measures frequently used by investors and credit rating agencies. The Net Debt to Adjusted EBITDA ratio is calculated by dividing Net Debt by trailing twelve- month Adjusted EBITDA. NCR management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of NCR's website at www.ncr.com. 17

GAAP TO NON-GAAP RECONCILIATION Net Income from Continuing Operations (GAAP) to Adjusted EBITDA (non-GAAP) Q2 2018 Q2 2017 in millions LTM LTM Net Income from Continuing Operations (GAAP) ($2) $335 Pension Mark-to-Market Adjustments 28 85 Transformation/Restructuring Costs 90 32 Acquisition-Related Amortization of Intangibles 102 116 Acquisition-Related Costs 4 6 Asset Impairment Charges 183 — Divestiture and Liquidation Losses — 1 Net (Income) Loss from Continuing Operations Attributable to Noncontrolling Interests (3) (6) Interest Expense 165 161 Interest Income (3) (4) Depreciation and Amortization 243 217 Income Taxes 190 95 Stock Compensation Expense 76 73 Adjusted EBITDA (non-GAAP) $1,073 $1,111 in millions 18

GAAP TO NON-GAAP RECONCILIATION

Q2 2018 QTD

in millions (except per share amounts)	Q2 QTD 2018 GAAP	Transformation and Restructuring costs	Asset Impairment charges	Acquisition-related amortization of intangibles	Acquisition-related costs	Impact of U.S. Tax Reform	Q2 QTD 2018 non-GAAP
Product revenue	$525	$—	$—	$—	$—	$—	$525
Service revenue	1,012	—	—	—	—	—	1,012
Total revenue	**1,537**	—	—	—	—	—	**1,537**
Cost of products	451	(32)	—	(2)	—	—	417
Cost of services	683	(9)	—	(3)	—	—	671
Gross margin	403	41	—	5	—	—	449
Gross margin rate	***26.2%***	*2.7%*	*—%*	*0.3%*	*—%*	*—%*	***29.2%***
Selling, general and administrative expenses	261	(22)	—	(16)	(1)	—	222
Research and development expenses	65	(3)	—	—	—	—	62
Asset impairment charges	183	—	(183)	—	—	—	—
Total operating expenses	509	(25)	(183)	(16)	(1)	—	284
Total operating expense as a % of revenue	*33.1%*	*(1.6)%*	*(11.9)%*	*(1.0)%*	*(0.1)%*	*—%*	*18.5%*
Income from operations	**(106)**	66	183	21	1	—	**165**
Income from operations as a % of revenue	*(6.9)%*	*4.2%*	*11.9%*	*1.4%*	*0.1%*	*—%*	*10.7%*
Interest and Other (expense) income, net	(50)	—	—	—	—	—	(50)
Income from continuing operations before income taxes	(156)	66	183	21	1	—	115
Income tax expense	(12)	16	8	4	—	2	18
Effective income tax rate	*8%*						*16%*
Income from continuing operations	(144)	50	175	17	1	(2)	97
Net income attributable to noncontrolling interests	(1)	—	1	—	—	—	—
Income from continuing operations (attributable to NCR)	**($143)**	$50	$174	$17	$1	($2)	**$97**
Diluted earnings per share	**($1.31)**	$0.34	$1.17	$0.11	$0.01	($0.01)	**$0.65**
Diluted shares outstanding	117.9						149.2

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GAAP TO NON-GAAP RECONCILIATION Q2 2018 QTD Q2 QTD 2018 Q2 QTD 2018 GAAP non-GAAP in millions (except per share amounts) Income from continuing operations attributable to NCR common stockholders: Income from continuing operations (attributable to NCR) $(143) $97 Dividends on convertible preferred shares (12) — Income from continuing operations attributable to NCR common $(155) $97 stockholders Weighted average outstanding shares: Weighted average diluted shares outstanding 117.9 121.1 Weighted as-if converted preferred shares — 28.1 Total shares used in diluted earnings per share 117.9 149.2 Diluted earnings per share (1) ($1.31) $0.65 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. 20

GAAP TO NON-GAAP RECONCILIATION Q2 2017 QTD Acquisition- Acquisition- Q2 QTD 2017 Transformation related Q2 QTD 2017 related Costs amortization of GAAP costs non-GAAP intangibles in millions (except per share amounts) Product revenue $618 $— $— $— $618 Service revenue 975 — — — 975 Total revenue 1,593 — — — 1,593 Cost of products 478 — (6) — 472 Cost of services 654 (4) (6) — 644 Gross margin 461 4 12 — 477 Gross margin rate 28.9% 0.3% 0.7% —% 29.9% Selling, general and administrative expenses 228 (3) (16) (1) 208 Research and development expenses 58 (1) — — 57 Total expenses 286 (4) (16) (1) 265 Total expense as a % of revenue 18.0% (0.3)% (1.0)% (0.1)% 16.6% Income from operations 175 8 28 1 212 Income from operations as a % of revenue 11.0% 0.5% 1.7% 0.1% 13.3% Interest and Other (expense) income, net (45) — — — (45) Income from continuing operations before income taxes 130 8 28 1 167 Income tax expense 33 2 9 1 45 Effective income tax rate 25% 27% Income from continuing operations 97 6 19 — 122 Net income attributable to noncontrolling interests — — — — — Income from continuing operations (attributable to NCR) $97 $6 $19 $— $122 Diluted (loss) earnings per share $0.64 $0.04 $0.12 $— $0.80 Diluted shares outstanding 152.7 152.7 21

GAAP TO NON-GAAP RECONCILIATION Q2 2017 QTD Q2 QTD 2017 Q2 QTD 2017 GAAP non-GAAP in millions (except per share amounts) Income from continuing operations attributable to NCR common stockholders: Income from continuing operations (attributable to NCR) $97 $122 (Loss) Income from continuing operations attributable to NCR common $97 $122 stockholders Weighted average outstanding shares: Weighted average diluted shares outstanding 126.1 126.1 Weighted as-if converted preferred shares 26.6 26.6 Total shares used in diluted earnings per share 152.7 152.7 Diluted (loss) earnings per share (1) $0.64 $0.80 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. 22

GAAP TO NON-GAAP RECONCILIATION

Q2 2018 YTD

in millions (except per share amounts)	Q2 2018 YTD GAAP	Transformation and Restructuring costs	Asset Impairment charges	Acquisition-related amortization of intangibles	Acquisition-related costs	Impact of U.S. Tax Reform	Q2 2018 YTD non-GAAP
Product revenue	$1,051	$—	$—	$—	$—	$—	$1,051
Service revenue	2,003	—	—	—	—	—	2,003
Total revenue	**3,054**	—	—	—	—	—	**3,054**
Cost of products	871	(32)	—	(6)	—	—	833
Cost of services	1,360	(13)	—	(6)	—	—	1,341
Gross margin	823	45	—	12	—	—	880
Gross margin rate	***26.9%***	*1.5%*	*—%*	*0.4%*	*—%*	*—%*	***28.8%***
Selling, general and administrative expenses	506	(32)	—	(32)	(1)	—	441
Research and development expenses	131	(5)	—	—	—	—	126
Asset impairment charges	183	—	(183)	—	—	—	—
Total expenses	820	(37)	(183)	(32)	(1)	—	567
Total expense as a % of revenue	***26.9%***	*(1.3)%*	*(6.0)%*	*(1.0)%*	*—%*	*—%*	***18.6%***
Income from operations	**3**	82	183	44	1	—	**313**
Income from operations as a % of revenue	***0.1%***	*2.7%*	*6.0%*	*1.4%*	*—%*	*—%*	***10.2%***
Interest and Other (expense) income, net	(96)	—	—	—	—	—	(96)
Income from continuing operations before income taxes	(93)	82	183	44	1	—	217
Income tax expense	(5)	20	8	9	—	2	34
Effective income tax rate	***5%***						***16%***
Income from continuing operations	(88)	62	175	35	1	(2)	183
Net income attributable to noncontrolling interests	—	—	1	—	—	—	1
Income from continuing operations (attributable to NCR)	**($88)**	$62	$174	$35	$1	($2)	**$182**
Diluted earnings per share	**($0.94)**	$0.41	$1.16	$0.23	$0.01	($0.01)	**$1.21**
Diluted Shares outstanding	118.6						150.5

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GAAP TO NON-GAAP RECONCILIATION Q2 2018 YTD Q2 2018 YTD Q2 2018 YTD GAAP non-GAAP in millions (except per share amounts) Income from continuing operations attributable to NCR common stockholders: Income from continuing operations (attributable to NCR) $(88) $182 Dividends on convertible preferred shares (24) — Income from continuing operations attributable to NCR common $(112) $182 stockholders Weighted average outstanding shares: Weighted average diluted shares outstanding 118.6 122.6 Weighted as-if converted preferred shares — 27.9 Total shares used in diluted earnings per share 118.6 150.5 Diluted earnings per share (1) ($0.94) $1.21 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. 24

GAAP TO NON-GAAP RECONCILIATION Q2 2017 YTD Acquisition- Acquisition- Q2 2017 YTD Transformation related Q2 2017 YTD related costs amortization GAAP costs non-GAAP in millions (except per share amounts) of intangibles Product revenue $1,172 $— $— $— $1,172 Service revenue 1,899 — — — 1,899 Total revenue 3,071 — — — 3,071 Cost of products 902 (2) (13) — 887 Cost of services 1,296 (8) (12) — 1,276 Gross margin 873 10 25 — 908 Gross margin rate 28.4% 0.4% 0.8% —% 29.6% Selling, general and administrative expenses 458 (7) (32) (2) 417 Research and development expenses 125 (4) — — 121 Total expenses 583 (11) (32) (2) 538 Total expense as a % of revenue 19.0% (0.4)% (1.0)% (0.1)% 17.5% Income from operations 290 21 57 2 370 Income from operations as a % of revenue 9.4% 0.6% 1.9% 0.1% 12.0% Interest and Other (expense) income, net (89) — — — (89) Income from continuing operations before income taxes 201 21 57 2 281 Income tax expense 47 6 18 1 72 Effective income tax rate 23% 26% Income from continuing operations 154 15 39 1 209 Net income attributable to noncontrolling interests — — — — — Income from continuing operations (attributable to NCR) $154 $15 $39 $1 $209 Diluted earnings per share $0.53 $0.10 $0.25 $0.01 $1.35 Diluted Shares outstanding 127.2 154.7 25

GAAP TO NON-GAAP RECONCILIATION Q2 2017 YTD Q2 2017 YTD Q2 2017 YTD GAAP non-GAAP in millions (except per share amounts) Income from continuing operations attributable to NCR common stockholders: Income from continuing operations (attributable to NCR) $154 $209 Dividends on convertible preferred shares (24) — Deemed dividend on modification of convertible preferred shares (4) — Deemed dividend on convertible preferred shares related to redemption value (58) — accretion Income from continuing operations attributable to NCR common $68 $209 stockholders Weighted average outstanding shares: Weighted average diluted shares outstanding 127.2 127.2 Weighted as-if converted preferred shares — 27.5 Total shares used in diluted earnings per share 127.2 154.7 Diluted earnings per share (1) $0.53 $1.35 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. 26

GAAP TO NON-GAAP RECONCILIATION

FY 2017

in millions (except per share amounts)	FY 2017 GAAP	Transformation Costs	Acquisition-related amortization of intangibles	Acquisition-related costs	Pension mark-to-market adjustments	Impact of U.S. Tax Reform	FY 2017 non-GAAP
Product revenue	**$2,579**	$—	$—	$—	$—	$—	**$2,579**
Service revenue	**3,937**	—	—	—	—	—	**3,937**
Total revenue	**6,516**	—	—	—	—	—	**6,516**
Cost of products	**2,021**	(2)	(25)	—	—	—	**1,994**
Cost of services	**2,639**	(9)	(25)	—	—	—	**2,605**
Gross margin	**1,856**	11	50	—	—	—	**1,917**
Gross margin rate	***28.5%***	*0.1%*	*0.8%*	*—%*	*—%*	*—%*	***29.4%***
Selling, general and administrative expenses	**923**	(14)	(65)	(5)	—	—	**839**
Research and development expenses	**242**	(4)	—	—	—	—	**238**
Total expenses	**1,165**	(18)	(65)	(5)	—	—	**1,077**
Total expense as a % of revenue	***17.9%***	*(0.3)%*	*(1.0)%*	*(0.1)%*	*—%*	*—%*	***16.5%***
Income from operations	**691**	29	115	5	—	—	**840**
Income from operations as a % of revenue	***10.6%***	*0.4%*	*1.8%*	*0.1%*	*—%*	*—%*	***12.9%***
Interest and Other (expense) income, net	**(209)**	—	—	—	28	—	**(181)**
Income from continuing operations before income taxes	**482**	29	115	5	28	—	**659**
Income tax expense (benefit)	**242**	9	36	2	3	(130)	**162**
Effective income tax rate	***50%***						***25%***
Income from continuing operations	**240**	20	79	3	25	130	**497**
Net income attributable to noncontrolling interests	**3**	—	—	—	—	—	**3**
Income from continuing operations (attributable to NCR)	**$237**	$20	$79	$3	$25	$130	**$494**
Diluted earnings per share	**$1.01**	$0.13	$0.51	$0.02	$0.16	$0.84	**$3.20**
Diluted Shares outstanding	**127.0**						**154.3**

27

GAAP TO NON-GAAP RECONCILIATION FY 2017 FY 2017 FY 2017 GAAP non-GAAP in millions (except per share amounts) Income from continuing operations attributable to NCR common stockholders: Income from continuing operations (attributable to NCR) $237 $494 Dividends on convertible preferred shares (47) — Deemed dividend on modification of convertible preferred shares (4) — Deemed dividend on convertible preferred shares related to redemption value (58) — accretion Income from continuing operations attributable to NCR common $128 $494 stockholders Weighted average outstanding shares: Weighted average diluted shares outstanding 127.0 127.0 Weighted as-if converted preferred shares — 27.3 Total shares used in diluted earnings per share 127.0 154.3 Diluted earnings per share (1) $1.01 $3.20 (1) GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile. 28

GAAP TO NON-GAAP RECONCILIATION Q2 2018 QTD Gross Margin and Gross Margin Rate (non-GAAP) to Gross Margin and Gross Margin Rate (GAAP) Q2 2018 QTD Gross Margin Gross Margin Rate % Software 223 47.4% Services 158 25.9% Hardware 68 14.9% Total Gross Margin (non-GAAP) 449 29.2% Less: Transformation Costs 41 2.7% Acquisition-related amortization of intangibles 5 0.3% Total Gross Margin (GAAP) 403 26.2% 29

GAAP TO NON-GAAP RECONCILIATION Q2 2017 QTD Gross Margin and Gross Margin Rate (non-GAAP) to Gross Margin and Gross Margin Rate (GAAP) Q2 2017 QTD Gross Margin Gross Margin Rate % Software 227 48.9% Services 148 25.2% Hardware 102 18.9% Total Gross Margin (non-GAAP) 477 29.9% Less: Transformation Costs 4 0.3% Acquisition-related amortization of intangibles 12 0.7% Total Gross Margin (GAAP) 461 28.9% 30

GAAP TO NON-GAAP RECONCILIATION Q2 2018 QTD Operating Income and Operating Income Rate (non-GAAP) to Operating Income and Operating Income Rate (GAAP) Q2 2018 QTD Operating Operating Income Income Rate Software 115 24.5% Services 77 12.6% Hardware (27) (5.9)% Total Operating Income (non-GAAP) 165 10.7% Less: Transformation & Restructuring costs 66 4.2% Asset Impairment charges 183 11.9% Acquisition-related amortization of intangibles 21 1.4% Acquisition-related costs 1 0.1% Total Operating Income (GAAP) (106) (6.9)% 31

GAAP TO NON-GAAP RECONCILIATION Q2 2017 QTD Operating Income and Operating Income Rate (non-GAAP) to Operating Income and Operating Income Rate (GAAP) Q2 2017 QTD Operating Operating Income Income Rate Software 127 27.4% Services 74 12.6% Hardware 11 2.0% Total Operating Income (non-GAAP) 212 13.3% Less: Transformation Costs 8 0.5% Acquisition-related amortization of intangibles 28 1.7% Acquisition-related costs 1 0.1% Total Operating Income (GAAP) 175 11.0% 32

GAAP TO NON-GAAP RECONCILIATION Revenue Growth % (GAAP) to Revenue Growth Constant Currency % (non-GAAP) Q2 2018 QTD Revenue Growth Revenue Growth Favorable Constant % (GAAP) (unfavorable) FX Currency % impact (non-GAAP) Software License (12)% 1% (13)% Attached License (15)% 2% (17)% Unattached License (10)% —% (10)% Software Maintenance 2% 1% 1% Cloud 7% —% 7% Professional Services 2% 2% —% Software 1% 1% —% Services 4% 1% 3% ATMs (21)% 1% (22)% Self-Checkout (SCO) 3% —% 3% Point-of-Sale (POS) (16)% 2% (18)% Interactive Printer Solutions (IPS) (100)% —% (100)% Hardware (16)% 1% (17)% Total Revenue (4)% 1% (5)% 33

GAAP TO NON-GAAP RECONCILIATION Gross Margin Growth % (GAAP) to Gross Margin Growth % on a Constant Currency Basis (non-GAAP) Q2 2018 QTD Constant Gross Margin Favorable Currency Gross Growth % (unfavorable) FX Margin Growth % Reported impact (non-GAAP) Software (2)% 1% (3)% Services 7% —% 7% Hardware (33)% 4% (37)% Total Gross Margin (6)% 2% (8)% 34

GAAP TO NON-GAAP RECONCILIATION Operating Income Growth % (GAAP) to Operating Income Growth % on a Constant Currency Basis (non-GAAP) Q2 2018 QTD Constant Operating Income Favorable Currency Growth % (unfavorable) FX Operating Income Reported impact Growth % (non- GAAP) Software (9)% 1% (10)% Services 4% (3)% 7% Hardware (345)% 81% (264)% Total Operating Income (22)% 2% (24)% 35

GAAP TO NON-GAAP RECONCILIATION Gross Margin Growth bps (GAAP) to Gross Margin Growth bps on a Constant Currency Basis (non-GAAP) Q2 2018 QTD Constant Favorable Currency Gross Gross Margin bps (unfavorable) FX Margin bps Growth Reported impact Growth (non- GAAP) Software (150) bps — bps (150) bps Services 70 bps (30) bps 100 bps Hardware (400) bps 100 bps (500) bps Total Gross Margin bps (70) bps 30 bps (100) bps 36

GAAP TO NON-GAAP RECONCILIATION Operating Income Growth bps (GAAP) to Operating Income Growth bps on a Constant Currency Basis (non-GAAP) Q2 2018 QTD Constant Operating Income Favorable Currency bps Growth (unfavorable) FX Operating Income Reported impact bps Growth (non- GAAP) Software (290) bps (10) bps (280) bps Services — bps (40) bps 40 bps Hardware (790) bps 100 bps (890) bps Total Operating Income (260) bps 10 bps (270) bps 37

GAAP TO NON-GAAP RECONCILIATION Diluted Earnings per Share Current 2018 Prior 2018 Guidance Guidance Diluted EPS (GAAP) (1) (2) $0.07- $0.65 $2.08 - $2.48 Transformation & Restructuring costs 0.50 - 0.75 0.50 - 0.75 Asset impairment charges 1.16 — Acquisition-Related Amortization of Intangibles 0.42 0.42 Acquisition-Related Costs 0.05 0.05 Non-GAAP Diluted EPS (1) (3) $2.55- $2.75 $3.30 - $3.45 (1) Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile. (2) Except for the adjustments noted herein, this guidance does not include the effects of any future acquisitions/divestitures, pension mark-to-market adjustments, taxes or other events, which are difficult to predict and which may or may not be significant. (3) For FY 2018, we have assumed OIE of approximately $205 million, an effective tax rate of 23% and a share count of 151 million compared to OIE of $181 million, an effective tax rate of 25% and a share count of 154 million in FY 2017. 38

GAAP TO NON-GAAP RECONCILIATION Free Cash Flow 2018 Guidance Cash Provided by Operating Activities $690 - $720 Total capital expenditures (1) (330) - (350) Cash used in Discontinued Operations (40) Free Cash Flow $300 - $350 $ in millions (1) Total capital expenditures includes approximately $75 million related to the new world headquarters in Atlanta, Georgia. This $75 million is offset by $23 million of expected reimbursements by the lessor included in net cash provided by operating activities 39

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